SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2007 (June 13, 2007)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2007, Steel Dynamics, Inc. and its direct wholly-owned subsidiary, Tech Sub, Inc., a Delaware Corporation (“Merger Subsidiary”) entered into an agreement and plan of merger (the “Merger Agreement”) with The Techs Holdings, Inc. (“Techs”), a Delaware corporation.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Techs will merge with and into Merger Subsidiary, with the Techs continuing as the surviving corporation and a direct wholly-owned subsidiary of Steel Dynamics.

Steel Dynamics will pay $360 million for the Techs subject to certain closing adjustments.  The completion of the Merger is subject to antitrust regulatory approval, as well as to other customary closing conditions.  The parities plan to close the transaction on or about July 2, 2007.

Item 8.01. Other Events.

On June 13, 2007, Steel Dynamics issued a press release announcing the execution of the Merger Agreement.  A copy of such press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

( c )                            Exhibits.

Exhibit Number	Description
99.1	A press release dated June 13, 2007 titled “Steel Dynamics Agrees to Acquire The Techs.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: June 18, 2007	By: Theresa E. Wagler

Title: Chief Financial Officer